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                                                                   Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) related to the offering of 233,376 shares of stock of Arrow Electronics, Inc., issuable pursuant to the Richey Electronics, Inc. Amended and Restated 1992 Stock Option Plan, of our report dated February 16, 1998 with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997, as filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
New York, NY
January 8, 1999